Exhibit 25(a)



			  SECURITIES AND EXCHANGE COMMISSION
			      WASHINGTON,  D. C.  20549
			      __________________________

				      FORM  T-1

			       STATEMENT OF ELIGIBILITY
		       UNDER THE TRUST INDENTURE ACT OF 1939 OF
		      A CORPORATION DESIGNATED TO ACT AS TRUSTEE
			      __________________________

			 CHECK IF AN APPLICATION TO DETERMINE
			 ELIGIBILITY OF A TRUSTEE PURSUANT TO
				  SECTION  305(b)(2)
			      __________________________

		       UNITED STATES TRUST COMPANY OF NEW YORK
		 (Exact name of trustee as specified in its charter)


		     New York                    13-3818954
	  (Jurisdiction of incorporation     (I. R. S. Employer
	   if not a U. S. national bank)     Identification No.)

	       114 West 47th Street                 10036
		New York,  New York              (Zip Code)
	       (Address of principal
		executive offices)
			      __________________________
			    System Energy Resources, Inc.
		 (Exact name of OBLIGOR as specified in its charter)

		     Arkansas                    72-0752777
	  (State or other jurisdiction of    (I. R. S. Employer
	  incorporation or organization)     Identification No.)


		    Echelon One                     39213
	       1340 Echelon Parkway              (Zip code)
	       Jackson, Mississippi
     (Address of principal executive offices)


			      __________________________
				 First Mortgage Bonds
			 (Title of the indenture securities)


	  =================================================================

				       GENERAL



	  1.   General Information
	       -------------------

	       Furnish the following information as to the trustee:

	       (a) Name and address of each examining or supervising authority to which it is subject.

		    Federal Reserve Bank of New York (2nd District), New
			  York, New York (Board of Governors of the
			  Federal Reserve System).
		    Federal Deposit Insurance Corporation, Washington, D.C. New York State Banking Department, Albany, New York

	       (b) Whether it is authorized to exercise corporate trust powers.

			 The trustee is authorized to exercise corporate trust powers.


	  2.   Affiliations with the Obligor
	       -----------------------------

	       If the obligor is an affiliate of the trustee, describe each such affiliation.

	       None.

	  3,4,5,6,7,8,9,10,11,12,13,14 and 15.

	       System Energy Resources, Inc. is currently not in default under any of its outstanding securities for which United States Trust Company of New York is Trustee. Accordingly, responses to Items 3, 4, 5, 6, 7, 8, 9, 10, 11, 12, 13, 14
	       and 15 of Form T-1 are not required under General
	       Instruction B.


	  16.  List of Exhibits
	       ----------------

	       T-1.1     --   Organization Certificate, as amended, issued
			      by the State of New York Banking Department to transact business as a Trust Company, is incorporated by reference to Exhibit T-1.1 to Form T-1 filed on September 15, 1995 with the
			      Commission pursuant to the Trust Indenture
			      Act of 1939, as amended by the Trust
			      Indenture Reform Act of 1990 (Registration
			      No. 33-97056).

	  16.  List of Exhibits
	       (cont'd)


	       T-1.2     --   Included in Exhibit T-1.1.

	       T-1.3     --   Included in Exhibit T-1.1.

	       T-1.4     --   The By-Laws of United States Trust Company of
			      New York, as amended, is incorporated by reference to Exhibit T-1.4 to Form T-1 filed on September 15, 1995 with the Commission pursuant to the Trust Indenture Act of 1939, as amended by the Trust Indenture Reform Act of 1990 (Registration No. 33-97056).

	       T-1.6     --   The consent of the trustee required by
			      Section 321(b) of the Trust Indenture Act of
			      1939, as amended by the Trust Indenture
			      Reform Act of 1990.

	       T-1.7     --   A copy of the latest report of condition of
			      the trustee pursuant to law or the
			      requirements of its supervising or examining authority.


					 NOTE


	       As of June 21, 1996, the trustee had 2,999,020 shares of Common Stock outstanding, all of which are owned by its parent company, U. S. Trust Corporation. The term "trustee" in Item 2, refers to each of United States Trust Company of New York and its parent company, U. S. Trust Corporation.

	       In answering Item 2 in this statement of eligibility, as to matters peculiarly within the knowledge of the obligor or its directors, the trustee has relied upon information furnished to it by the obligor and will rely on information to be furnished by the obligor and the trustee disclaims responsibility for the accuracy or completeness of such information.

				_____________________

	       Pursuant to the requirements of the Trust Indenture Act of 1939, the trustee, United States Trust Company of New York, a corporation organized and existing under the laws of the State of New York, has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of New York, and State of New York, on the 21st day of June, 1996.


	       UNITED STATES TRUST COMPANY OF
		    NEW YORK, Trustee


	  By:   /s/ Margaret Ciesmelewski
	       ---------------------------------------
	       Margaret Ciesmelewski
	       Assistant Vice President

						  EXHIBIT T-1.6
						  -------------

	  The consent of the trustee required by Section 321(b) of the Act.

		       United States Trust Company of New York
				 114 West 47th Street
				 New York, NY  10036


	  September 1, 1995



	  Securities and Exchange Commission
	  450 5th Street, N.W.
	  Washington, DC  20549

	  Gentlemen:

	  Pursuant to the provisions of Section 321(b) of the Trust Indenture Act of 1939, as amended by the Trust Indenture Reform Act of 1990, and subject to the limitations set forth therein, United States Trust Company of New York ("U.S. Trust") hereby consents that reports of examinations of U.S. Trust by Federal, State, Territorial or District authorities may be furnished by such authorities to the Securities and Exchange Commission upon request therefor.


	  Very truly yours,


	  UNITED STATES TRUST COMPANY
	       OF NEW YORK



	       ----------------------------
	  By:  S/Gerard F. Ganey
	       Senior Vice President

						       EXHIBIT T-1.7

		    UNITED STATES TRUST COMPANY OF NEW YORK
		      CONSOLIDATED STATEMENT OF CONDITION
				MARCH 31, 1996
				--------------
			       ($ IN THOUSANDS)

	  ASSETS
	  ------
	  Cash and Due from Banks                          $ 47,046

	  Short-Term Investments                                 50

	  Securities, Available for Sale                    758,118

	  Loans                                           1,221,210
	  Less:  Allowance for Credit Losses                 13,113
							 ----------
	     Net Loans                                    1,208,097
	  Premises and Equipment                             58,360
	  Other Assets                                      125,979
							 ----------
	     TOTAL ASSETS                                $2,197,650
							 ==========

	  LIABILITIES
	  -----------
	  Deposits:
	     Non-Interest Bearing                      $    387,509
	     Interest Bearing                             1,446,148
							  ---------
		Total Deposits                            1,833,657

	  Short-Term Credit Facilities                       82,285
	  Accounts Payable and Accrued Liabilities          128,745
							  ---------
	     TOTAL LIABILITIES                           $2,044,687
							 ==========

	  STOCKHOLDER'S EQUITY
	  --------------------
	  Common Stock                                       14,995
	  Capital Surplus                                    42,394
	  Retained Earnings                                  96,511
	  Unrealized Gains on Securities Available
	     for Sale (Net of Taxes)                          (937)
							 ----------
	  TOTAL STOCKHOLDER'S EQUITY                        152,963
							 ----------
	      TOTAL LIABILITIES AND
	       STOCKHOLDER'S EQUITY                      $2,197,650
							 ==========



	  I, Richard E. Brinkmann, Senior Vice President & Comptroller of the named bank do hereby declare that this Statement of Condition has been prepared in conformance with the instructions issued by the appropriate regulatory authority and is true to the best of my knowledge and belief.

	  Richard E. Brinkman, SVP & Controller

	  June 7, 1996